UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2013

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2013, Juniper Networks, Inc. (the “Company”) issued a press release announcing that Shaygan Kheradpir, 52, has been appointed to serve as Chief Executive Officer of the Company, effective January 1, 2014. Mr. Kheradpir will also be appointed to the Company’s Board of Directors (the “Board”). A copy of the press release is furnished as Exhibit 99.1 to this report.

There are no arrangements or understandings between Mr. Kheradpir and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404 (a) of Regulation S-K.

Mr. Kheradpir joins the Company from Barclays PLC where he has served as Chief Operations and Technology Officer since March 2013. Prior to his appointment as Chief Operations and Technology Officer, beginning in January 2011, he was Chief Operating Officer of Barclays global retail business bank (RBB). From January 2007 to December 2010, Mr. Kheradpir served as the Executive Vice President and Chief Information & Technical Officer for Verizon Communications, where he was responsible for the information technology initiatives of all of Verizon’s business units. Prior to this, Mr. Kheradpir was Senior Vice President and Chief Information Officer for Verizon Telecom, with oversight of all information technology initiatives for the company’s wireline communications unit. Mr. Kheradpir began his communications career with GTE in 1987. Mr. Kheradpir was a member of the National Institute of Standards & Technology VCAT (Visiting Committee on Advanced Technology), an adjunct professor of electrical engineering at Northeastern University, and holds several patents. He was named to CIO magazine’s Hall of Fame in 2007. Mr. Kheradpir holds a Bachelor’s, Master’s and Doctorate degree in electrical engineering from Cornell University.

Employment Offer Letter

The Company and Mr. Kheradpir entered into an employment offer letter dated October 25, 2013 (the “Agreement”). The Agreement has no specified term, and Mr. Kheradpir’s employment with the Company will be on an at-will basis.

The following is a brief summary of the compensation elements of the Agreement and should be read in conjunction with the more detailed description that follows:

Annual base salary	$1 million
Annual cash incentive bonus target	$1.75 million
Equity awards (with performance shares at target)	$6.75 million
Buyout of existing incentives	$5 million in cash and $5 million in equity awards
Additional equity incentive for stock price improvement	$15 million
Relocation	Up to $275,000

The material terms of the Agreement are summarized below.

Base Salary

Mr. Kheradpir will receive an annual base salary of $1,000,000, subject to annual review.

Annual Cash Incentive Bonus

Commencing in 2014, Mr. Kheradpir will also be eligible for incentive compensation as a participant in the Company’s Annual Incentive Bonus Plan for its executive officers. Mr. Kheradpir’s 2014 target incentive under the plan is 175% of base salary.

Equity Awards

Subject to grant by the Compensation Committee of the Board (the “Compensation Committee”), in February 2014, Mr. Kheradpir will receive equity awards consisting of restricted stock units (RSUs) and performance shares having a total aggregate value of $6,750,000 with the allocation of value between RSUs and performance shares based on the same proportions used for awards made to the Company’s Grade 16 officers in February 2014. The conversion of such dollar values into shares will be based on the same per share price determined by the Compensation Committee for the equity awards made to other Section 16 officers in February 2014.

The RSUs will vest cumulatively over a period of three years as long as Mr. Kheradpir remains an employee of the Company, with 34% vesting on the first anniversary of the grant date, 33% vesting on the second anniversary of the grant date and 33% vesting on the third anniversary of the grant date. All RSUs will be subject to the terms of the Company’s 2006 Equity Incentive Plan.

The performance shares will vest based on achievement of specific performance objectives and subject to continued employment through the Vesting Date (as defined below). The amount of performance shares earned (subject to vesting) will be based on the achievement of annual performance targets established for each applicable year. With respect to each year’s performance, Mr. Kheradpir can earn between zero and a specified maximum percentage of the target amount for that year depending on the level of achievement against the target(s) and maximum established for that year. One third of the target amounts will be for each of 2014, 2015 and 2016. For each of 2014, 2015 and 2016, the annual targets will be established by the Compensation Committee. After the completion of the three year period and the determination of financial results, the Board or Compensation Committee will approve the performance calculation for the third year (the “Final Calculation Date”). Following the Final Calculation Date and provided that Mr. Kheradpir is still employed by the Company on the Vesting Date, Mr. Kheradpir shall be issued a number of fully paid and fully vested shares of common stock equal to the number “earned” over the three year period on the next occurring date after the Final Calculation Date that is a third Friday of the month (the “Vesting Date”).

Buyout

To address the loss of compensation resulting from his decision to join the Company and end his current employment, the Agreement provides for the following cash and equity awards:

Mr. Kheradpir will be entitled to receive a one-time payment of $5,000,000 (the “Hiring Bonus”) payable to him in his first regular paycheck following his commencement of employment. Should he voluntarily terminate his employment without Good Reason (as defined below) or if his employment is terminated by the Company with Cause (as defined in the Severance Agreement referenced below) prior to the second anniversary of service as an employee, he will be required to repay a pro-rated portion of the Hiring Bonus, calculated based on the number of whole months remaining in the two- year period from the date of termination. In addition to the Hiring Bonus, subject to grant by the Compensation Committee, he will receive RSUs having a value of $5,000,000, calculated based on the average closing price of the Company’s common stock over the 90 days preceding the date of grant (the “Hiring Bonus RSU”). The Hiring Bonus RSU will vest cumulatively over a period of three years as long as Mr. Kheradpir remains an employee of the Company, with (i) 40% vesting six months after the grant date, (ii) 40% vesting eighteen months after the grant date, (iii) 15% vesting thirty months after the grant date and (iv) 5% vesting on the third anniversary of the grant date. The Hiring Bonus RSU is expected to be granted to Mr. Kheradpir after he commences employment. If Juniper terminates his employment without Cause or if he voluntarily terminates his employment for Good Reason prior to eighteen months after the grant date, the shares specified in (i) and (ii) shall become immediately vested. For purposes hereof, “Good Reason” means Mr. Kheradpir’s termination of employment following the expiration of any cure period (discussed below) following the occurrence, without his express written consent, of one or more of the following: (a) a material reduction of his duties, title, authority or responsibilities, relative to his duties, title, authority or responsibilities as in effect immediately prior to such reduction, such as the appointment of an executive chairman or other executive office to which he would report; or (b) a reduction by the Company of Mr. Kheradpir’s base compensation or total target cash compensation as in effect immediately prior to such reduction except to the extent it is in connection with compensation program changes made with respect to U.S.-based senior executives Grade 15 and higher; or (c) Mr. Kheradpir’s relocation to a facility or a location outside the United States. Mr. Kheradpir may not resign for Good Reason without first providing the Company with written notice within sixty (60) days of the event that he believes constitutes “Good Reason,” specifically identifying the acts or omissions constituting the grounds for Good Reason and a reasonable cure period of not less than thirty (30) days following the date of such notice.

Price Vested Shares

In order to create increased alignment between executive compensation and company performance, as measured by stock price, the Agreement provides for the following RSU award to Mr. Kheradpir:

Subject to grant by the Compensation Committee, at the same time as the Hiring Bonus RSU is granted, Mr. Kheradpir will receive a performance-contingent RSU award (the “Price Vested Shares”) for an aggregate number of shares of the Company’s Common Stock having a value of $15,000,000, calculated based on the average closing price of the Company’s common stock over the 90 days preceding the date of grant. The Price Vested Shares shall vest as follows: (i) one third of the shares will vest immediately if the ASP (as defined below) equals or exceeds $25.00 between January 1, 2015 and December 31, 2016; (ii) two thirds of the shares (minus any portion of which have previously vested under (i) above) will vest immediately if the ASP equals or exceeds $32.50 between January 1, 2016 and December 31, 2017; and (iii) all of the unvested shares will vest immediately if the ASP equals or exceeds $40.00 between January 1, 2017 and December 31, 2018. For purposes hereof, ASP means the average closing market price of the Company’s Common Stock over a period of 60 consecutive trading days.

Annual Compensation Review

For years subsequent to 2014, Mr. Kheradpir’s salary, annual cash incentive bonus and future additional equity awards (which could include stock options, performance shares or restricted stock units) will be considered annually by the Compensation Committee or the full Board. Pursuant to the terms of the Agreement, neither his base salary nor the bonus target percentage under the Annual Incentive Bonus Plan may be reduced, except to the extent it is commensurate with reduction made to all U.S.-based senior executives Grade 15 and higher.

Relocation Assistance

In conjunction with Mr. Kheradpir’s relocation to California, the Company will reimburse reasonable and customary relocation costs. To the extent such relocation benefits are taxable, the reimbursement will be tax-assisted. The aggregate amount of all such relocation assistance, payments reimbursements and tax assistance will not exceed $275,000. Should Mr. Kheradpir’s employment be terminated for Cause (as defined in his Severance Agreement) or should he voluntarily terminate his employment (other than for “Good Reason” as permitted under his Change in Control Agreement) prior to completing two full years of service after the completion of his relocation, he will be responsible for pro-rated repayment of relocation expenses where the amount to be repaid is equal to the portion of the two full years of service to the Company that is not completed.

Severance and Change in Control

The Company also intends to enter into its standard form severance agreement with Mr. Kheradpir, which is filed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K filed on February 26, 2013, and is incorporated by reference herein. Mr. Kheradpir’s severance agreement will expire on January 1, 2017.

The Company also intends to enter into a change of control agreement with Mr. Kheradpir. Upon a change of control of the Company, provided that Mr. Kheradpir signs a release of claims and complies with certain post-

termination non-solicitation and non-competition provisions, Mr. Kheradpir will receive change of control benefits if either (i) between the date that is four months following a Change of Control and the date that is twelve months following a Change of Control he terminates his employment for Good Reason, or (ii) within twelve months following a Change of Control the Company terminates his employment for other than Cause. The change of control benefits consist of (i) a cash payment equal to his annual base salary and target bonus for the fiscal year in which the Change of Control or Mr. Kheradpir’s termination occurs, whichever is greater; (ii) $36,000 in lieu of continuation of benefits; and (iii) acceleration of his then unvested equity awards that vest based on time. With respect to equity awards that vest wholly or in part based on factors other than time, such as performance, (i) any portion for which the measurement or performance period or performance measures have been completed, shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest or become exercisable in an amount equal to the number that would be calculated if the performance measures were achieved at the target level; provided however, that if there is no “target” number, then the number that vests shall be 100% of the amounts that could vest with respect to that measurement period.

For purposes hereof, “Cause” means (i) an act of personal dishonesty taken by Mr. Kheradpir in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment; or (ii) his being convicted of, or pleading nolo contendere to a felony; or (iii) a willful act by him which constitutes gross misconduct and which is injurious to the Company; or (iv) following delivery to him of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that he has not substantially performed his duties, continued violations by him of his obligations to the Company which are demonstrably willful and deliberate on his part. “Good Reason” means Mr. Kheradpir’s termination of employment, if one or more of the following events occur without his written consent: (i) a material reduction of his duties, title, authority or responsibilities, relative to his duties, title, authority or responsibilities as in effect immediately prior to such reduction; or (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to him immediately prior to such reduction; or (iii) a reduction by the Company in his base compensation or total target cash compensation as in effect immediately prior to such reduction; or (iv) a material reduction by the Company in the kind or level of benefits to which he was entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced; or (v) his relocation to a facility or a location more than 40 miles from his then present location.

Benefits and Expenses

Mr. Kheradpir will be eligible to participate in the benefit programs made available to other officers of the Company. The Company will also reimburse Mr. Kheradpir for reasonable and actual out-of-pocket expenses of up to $25,000 associated with review of his employment offer by his legal and financial advisors.

Termination and Benefits Loss

The Company agreed to pay to Mr. Kheradpir the actual amount of certain lost compensation from his current employer, up to a specified maximum amount, in the event that the Company terminated its offer of employment on the basis that Mr. Kheradpir’s current employer determined to enforce Mr. Kheradpir’s contractual notice of termination period and not permit him to commence his job responsibilities at the Company by January 1, 2014 (or such later date as agreed upon by the Company). The Company has since been advised that Mr. Kheradpir will be available to begin employment within such timeframe and therefore, the Company believes that this provision of the Agreement is no longer applicable.

The Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The Company also intends to enter into its standard form indemnification agreement with Mr. Kheradpir, which is filed as Exhibit 10.1 to the Company’s Periodic Report on Form 10-Q filed on November 14, 2003 and is incorporated by reference herein.

Mr. Kheradpir’s bonuses and equity awards will be subject to the Company’s “clawback” policies as in effect from time to time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with Mr. Kheradpir’s appointment to the Company’s Board, effective on the date immediately preceding Mr. Kheradpir’s commencement of employment with the Company and prior to Mr. Kheradpir’s appointment to the Board, Section 3.2 of the Company’s Bylaws will be amended to increase the size of the Board from 10 members to 11 members.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter, dated October 24, 2013 between Juniper Networks, Inc. and Shaygan Kheradpir

99.1	Press Release issued by Juniper Networks, Inc. on November 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

Date: November 13, 2013	By:	/s/ Mitchell L. Gaynor
Name: Mitchell L. Gaynor
Title: Executive Vice President and General Counsel